Q3 News Release

Calgary, October 30, 2026	Exhibit 99.1

Imperial announces third quarter 2026 financial and operating results
•Record quarterly net income of $2,454 million
•Cash flows from operating activities of $3,228 million and cash flows from operating activities excluding working capital1 of $2,957 million
•Quarterly Upstream production of 418,000 gross oil-equivalent barrels per day
•Kearl quarterly production of 282,000 total gross oil-equivalent barrels per day (200,000 barrels Imperial's share)
•Cold Lake quarterly production of 139,000 gross oil-equivalent barrels per day
•Downstream record quarterly earnings with refinery capacity utilization of 88 percent
•Returned $2,506 million to shareholders with $420 million in dividend payments and $2,086 million of share repurchases

	Third quarter			Nine months
millions of Canadian dollars, unless noted	2026	2025	∆I	2026	2025	∆I
Net income (loss) (U.S. GAAP)	2,454	539	+1,915	5,584	2,776	+2,808
Net income (loss) excluding identified items[1]	2,454	1,094	+1,360	5,584	3,331	+2,253
Net income (loss) per common share, assuming dilution (dollars)	5.11	1.07	+4.04	11.55	5.46	+6.09
Net income (loss) excluding identified items[1] per common share, assuming dilution (dollars)	5.11	2.17	+2.94	11.55	6.55	+5.00
Capital and exploration expenditures	668	505	+163	1,677	1,376	+301
Imperial reported estimated net income in the third quarter of $2,454 million, up from net income of $2,190 million in the second quarter of 2026, primarily driven by higher commodity prices and downstream volumes.
Quarterly cash flows from operating activities were $3,228 million, up from $2,704 million generated in the second quarter of 2026. Excluding the impact of working capital1, cash flows from operating activities were $2,957 million, up from $2,522 million in the second quarter of 2026.
"Imperial's advantaged integrated business model continues to deliver strong financial results across all operating segments," said John Whelan, chairman, president and chief executive officer. "Downstream performance was enhanced by our investment in the Renewable Diesel facility at the Strathcona refinery which delivered high-value, low-carbon, locally-produced renewable diesel fuel to Canadian markets."
Upstream production in the quarter averaged 418,000 gross oil-equivalent barrels per day. At Kearl, quarterly total gross production averaged 282,000 barrels per day (200,000 barrels Imperial's share) including the impacts of a third-party pipeline outage which resulted in a full production shut down for multiple days. Given the impacts of third-party events to Kearl's year-to-date production, the company is now targeting total gross production of 280,000 barrels per day (199,000 barrels Imperial's share) in 2026. Cold Lake averaged 139,000 barrels per day inclusive of the planned turnaround. The company's share of Syncrude production in the quarter averaged 70,000 gross barrels per day inclusive of the planned coker turnaround.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Q3 News Release

Refinery throughput in the quarter averaged 381,000 barrels per day, resulting in refinery capacity utilization of 88 percent, including the impacts of a third-party pipeline outage and planned turnaround work at the Sarnia refinery. The Renewable Diesel facility at the Strathcona refinery achieved its highest canola throughput and delivered strong financial performance in the quarter. Work associated with debottlenecking rail logistics at Strathcona, to enable higher crude runs while supporting continued growth in canola throughput, is progressing and is anticipated to enhance refinery capacity utilization by year end. Petroleum product sales averaged 474,000 barrels per day.
During the quarter, Imperial returned $2,506 million to shareholders through dividend payments and share repurchases under the accelerated normal course issuer bid (NCIB) program, which is anticipated to be completed prior to year end. The company also declared a fourth quarter dividend of 87 cents per share.
"In the quarter, we increased our cash balance to $2.9 billion while funding our capital expenditures, dividend payments, and accelerated share repurchases," said John Whelan. "We're on pace to complete our NCIB by year end and are well positioned to return additional surplus cash to shareholders in the new year."

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

IMPERIAL OIL LIMITED
Third quarter highlights
•Net income of $2,454 million or $5.11 per share on a diluted basis, up from $539 million or $1.07 per share in the third quarter of 2025. Results in the third quarter of 2025 include unfavourable identified items1 of $555 million after tax.
•Cash flows from operating activities of $3,228 million, up from cash flows from operating activities of $1,798 million in the third quarter of 2025. Cash flows from operating activities excluding working capital1 of $2,957 million, up from $1,600 million in the third quarter of 2025.
•Capital and exploration expenditures totaled $668 million, up from $505 million in the third quarter of 2025.
•The company returned $2,506 million to shareholders in the third quarter of 2026, including $420 million in dividends paid and $2,086 million in share repurchases under the NCIB. Imperial anticipates repurchasing all remaining allowable shares prior to year end.
•Upstream production averaged 418,000 gross oil-equivalent barrels per day, compared to 462,000 gross oil-equivalent barrels per day in the third quarter of 2025, primarily due to lower production at Kearl and planned turnaround impacts at Cold Lake and Syncrude.
•Total gross bitumen production at Kearl averaged 282,000 barrels per day (200,000 barrels Imperial's share), compared to 316,000 barrels per day (224,000 barrels Imperial's share) in the third quarter of 2025, primarily driven by the absence of exceptional high-quality ore grade versus the third quarter of 2025 and the impacts of a third-party pipeline outage.
•Gross bitumen production at Cold Lake averaged 139,000 barrels per day, compared to 150,000 barrels per day in the third quarter of 2025, primarily driven by planned turnaround impacts.
•The company's share of gross production from Syncrude averaged 70,000 barrels per day, compared to 78,000 barrels per day in the third quarter of 2025.
•Refinery throughput averaged 381,000 barrels per day, compared to 425,000 barrels per day in the third quarter of 2025. Capacity utilization was 88 percent, compared to 98 percent in the third quarter of 2025. Lower refinery throughput and capacity utilization were primarily due to unplanned downtime, a third-party pipeline outage, and planned turnaround impacts.
•Petroleum product sales were 474,000 barrels per day, up from 464,000 barrels per day in the third quarter of 2025, due to higher export sales.
•Chemical net income of $52 million in the quarter, up from $21 million in the third quarter of 2025.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Recent business environment

During the third quarter of 2026, the price of crude oil decreased, the Canadian WTI/WCS spread narrowed slightly, and industry refining margins improved relative to the second quarter of 2026. Global supply disruptions continued to drive volatility in crude oil prices, heavy crude differentials, and industry refining margins.

Starting in 2025, the United States implemented and adjusted a variety of trade-related measures, including tariffs on certain imports from Canada and several other countries. In response, Canada announced its own retaliatory tariffs. Based on Imperial's assessment of these actions and their effects to date, the company does not expect them to have a material impact on its consolidated financial position, results of operations, or cash flows.

Operating results
Third quarter 2026 vs. third quarter 2025

	Third Quarter
millions of Canadian dollars, unless noted	2026	2025
Net income (loss) (U.S. GAAP)	2,454	539
Net income (loss) per common share, assuming dilution (dollars)	5.11	1.07
Net income (loss) excluding identified items[1]	2,454	1,094

Third quarter 2025 results include identified items1 of a $306 million after-tax ($406 million before-tax) non-cash impairment charge and a $249 million after-tax ($330 million before-tax) restructuring charge.

Upstream
Net income (loss) factor analysis
millions of Canadian dollars

Price – Average bitumen realizations increased by $23.94 per barrel, primarily driven by higher marker prices, partially offset by a weaker WTI/WCS spread and higher diluent costs. Synthetic crude oil realizations increased by $33.71 per barrel, primarily driven by higher marker prices and an improved Synthetic/WTI spread.

Volume – Lower volumes were primarily driven by lower production at Kearl and Syncrude.

Royalty – Higher royalties were primarily driven by higher commodity prices.

Other – Primarily due to higher operating costs of about $210 million driven by higher energy costs and planned turnaround activities, partially offset by other sales of about $70 million, mainly sulphur.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Marker prices and average realizations

	Third Quarter
Canadian dollars, unless noted	2026	2025
West Texas Intermediate (US$ per barrel)	85.68	64.97
Western Canada Select (US$ per barrel)	71.90	54.62
WTI/WCS Spread (US$ per barrel)	13.78	10.35
Bitumen (per barrel)	92.16	68.22
Synthetic crude oil (per barrel)	124.83	91.12
Average foreign exchange rate (US$)	0.71	0.73

Production

	Third Quarter
thousands of barrels per day	2026	2025
Kearl (Imperial's share)	200	224
Cold Lake	139	150
Syncrude (a)	70	78

Kearl total gross production (thousands of barrels per day)	282	316
(a)In the third quarter of 2026, Syncrude gross production included about 4 thousand barrels per day of bitumen and other products (2025 - 0 thousand barrels per day) that were exported to the operator's facilities.

Lower production at Kearl was driven by the absence of exceptional high-quality ore grade versus the third quarter of 2025 and the impacts of a third-party pipeline outage.

Lower production at Cold Lake was driven by planned turnaround impacts.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Higher margins primarily reflect improved market conditions.

Other – Due to favourable product mix effects of about $170 million primarily related to renewable diesel, offset by higher operating expenditures of about $80 million and unplanned downtime of about $50 million.

Refinery utilization and petroleum product sales

	Third Quarter
thousands of barrels per day, unless noted	2026	2025
Refinery throughput	381	425
Refinery capacity utilization (percent)	88	98
Petroleum product sales	474	464

Lower refinery throughput and capacity utilization were primarily due to unplanned downtime, a third-party pipeline outage, and planned turnaround impacts.
Higher petroleum product sales were primarily due to higher export sales.

IMPERIAL OIL LIMITED
Chemical
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Higher margins primarily reflect improved industry polyethylene margins.

Corporate and other

	Third Quarter
millions of Canadian dollars	2026	2025
Net income (loss) (U.S. GAAP)	(94)	(654)

Third quarter 2025 results include identified items1 of a $306 million after-tax ($406 million before-tax) non-cash impairment charge and a $249 million after-tax ($330 million before-tax) restructuring charge.

Liquidity and capital resources

	Third Quarter
millions of Canadian dollars	2026	2025
Cash flows from (used in):
Operating activities	3,228	1,798
Investing activities	(662)	(482)
Financing activities	(2,512)	(1,841)
Increase (decrease) in cash and cash equivalents	54	(525)

Cash and cash equivalents at period end	2,893	1,861

Cash flows from operating activities primarily reflect higher earnings.

Cash flows used in investing activities primarily reflect higher additions to property, plant, and equipment.

Cash flows used in financing activities primarily reflect:

	Third Quarter
millions of Canadian dollars, unless noted	2026	2025
Dividends paid	420	366
Per share dividend paid (dollars)	0.87	0.72
Share repurchases (a)	2,086	1,469
Number of shares purchased (millions) (a)	11.6	12.2
(a)Share repurchases were made under the company’s normal course issuer bid program, and include shares purchased from ExxonMobil.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Nine months 2026 vs. nine months 2025

	Nine Months
millions of Canadian dollars, unless noted	2026	2025
Net income (loss) (U.S. GAAP)	5,584	2,776
Net income (loss) per common share, assuming dilution (dollars)	11.55	5.46
Net income (loss) excluding identified items[1]	5,584	3,331

Prior year results include identified items1 of a $306 million after-tax ($406 million before-tax) non-cash impairment charge and a $249 million after-tax ($330 million before-tax) restructuring charge.

Upstream
Net income (loss) factor analysis
millions of Canadian dollars

Price – Average bitumen realizations increased by $15.71 per barrel, primarily driven by higher marker prices, partially offset by a weaker WTI/WCS spread and higher diluent costs. Synthetic crude oil realizations increased by $28.38 per barrel, primarily driven by higher marker prices and an improved Synthetic/WTI spread.

Volume – Lower volumes were primarily driven by lower production at Kearl and Syncrude.

Royalty – Higher royalties were primarily driven by higher commodity prices.

Other – Primarily due to higher operating costs of about $300 million driven by higher energy costs and planned turnaround activities, and unfavourable foreign exchange impacts of about $70 million, partially offset by other sales of about $120 million, mainly sulphur.

Marker prices and average realizations

	Nine Months
Canadian dollars, unless noted	2026	2025
West Texas Intermediate (US$ per barrel)	83.76	66.65
Western Canada Select (US$ per barrel)	69.43	55.70
WTI/WCS Spread (US$ per barrel)	14.33	10.95
Bitumen (per barrel)	85.39	69.68
Synthetic crude oil (per barrel)	120.82	92.44
Average foreign exchange rate (US$)	0.72	0.71

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Production

	Nine Months
thousands of barrels per day	2026	2025
Kearl (Imperial's share)	189	200
Cold Lake	148	150
Syncrude (a)	72	76

Kearl total gross production (thousands of barrels per day)	266	282
(a)In 2026, Syncrude gross production included about 4 thousand barrels per day of bitumen and other products (2025 - 2 thousand barrels per day) that were exported to the operator's facilities.

Lower production at Kearl was driven by the absence of exceptional high-quality ore grade versus 2025.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Higher margins primarily reflect improved market conditions.

Other – Due to favourable product mix effects of about $400 million primarily related to renewable diesel and favourable foreign exchange impacts of about $70 million, partially offset by turnaround impacts of about $240 million and higher operating expenditures of about $130 million.

Refinery utilization and petroleum product sales

	Nine Months
thousands of barrels per day, unless noted	2026	2025
Refinery throughput	365	400
Refinery capacity utilization (percent)	84	92
Petroleum product sales	454	466

Lower refinery throughput and capacity utilization were primarily due to planned turnaround impacts and unplanned downtime.
Lower petroleum product sales were aligned with lower throughput related to planned turnaround work.

IMPERIAL OIL LIMITED
Chemical
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Higher margins primarily reflect improved industry polyethylene margins.

Corporate and other

	Nine Months
millions of Canadian dollars	2026	2025
Net income (loss) (U.S. GAAP)	(220)	(770)

Prior year results include identified items1 of a $306 million after-tax ($406 million before-tax) non-cash impairment charge and a $249 million after-tax ($330 million before-tax) restructuring charge, partially offset by higher incentive compensation as a result of the higher share price in the current year.

Liquidity and capital resources

	Nine Months
millions of Canadian dollars	2026	2025
Cash flows from (used in):
Operating activities	6,688	4,790
Investing activities	(1,582)	(1,331)
Financing activities	(3,355)	(2,577)
Increase (decrease) in cash and cash equivalents	1,751	882

Cash flows from operating activities primarily reflect higher earnings.

Cash flows used in investing activities primarily reflect higher additions to property, plant, and equipment.

Cash flows used in financing activities primarily reflect:

	Nine Months
millions of Canadian dollars, unless noted	2026	2025
Dividends paid	1,191	1,040
Per share dividend paid (dollars)	2.46	2.04
Share repurchases (a)	2,086	1,469
Number of shares purchased (millions) (a)	11.6	12.2
(a)Share repurchases were made under the company’s normal course issuer bid program, and include shares purchased from ExxonMobil.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
On June 23, 2026, the company announced by news release that it had received final approval from the Toronto Stock Exchange for a new normal course issuer bid and will continue its existing share purchase program. The program enables the company to purchase up to a maximum of 24,179,635 common shares during the period June 29, 2026 to June 28, 2027. This maximum includes shares purchased under the normal course issuer bid from ExxonMobil Holdings Corporation. As in the past, ExxonMobil Holdings Corporation has advised the company that it intends to participate to maintain its ownership percentage at approximately 69.6 percent. The program will end should the company purchase the maximum allowable number of shares or otherwise on June 28, 2027. Imperial plans to continue its acceleration of its share purchases under the normal course issuer bid program, and anticipates repurchasing all remaining allowable shares prior to year end. Purchase plans may be modified at any time without prior notice.

Key financial and operating data follow.

IMPERIAL OIL LIMITED
Forward-looking statements

Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans, are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, biofuel, hydrogen, and other future plans to reduce emissions and emission intensity of the company, its affiliates and third parties are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, goal, seek, estimate, expect, future, continue, likely, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, discussion relating to volumes, targets, unit cash costs and fourth quarter performance; references to debottlenecking rail logistics at Strathcona to enable higher crude runs and to support continued growth in canola throughput; anticipated enhanced refinery crude utilization by year end; references to purchases under the normal course issuer bid and plans to accelerate purchases to complete the program prior to year end; discussion around the company being well positioned to return surplus cash to shareholders in the new year; opportunities to grow operated production, including potential opportunities related to undeveloped resources; the potential for policy and regulatory certainty to support industry reinvestment; and, the impact on the company of trade-related actions.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning, future energy demand, supply and mix; production rates, growth and mix across various assets; project plans, timing, costs, technical evaluations and capacities and the company’s ability to effectively execute on these plans and operate its assets; the adoption and impact of new facilities or technologies on reductions to greenhouse gas emissions intensity, including but not limited to technologies using solvents to replace energy intensive steam at Cold Lake, Strathcona renewable diesel, carbon capture and storage including in connection with hydrogen for the renewable diesel project, recovery technologies and efficiency projects, and any changes in the scope, terms, or costs of such projects; for shareholder returns, assumptions such as cash flow forecasts, financing sources and capital structure, participation of the company’s majority shareholder in the normal course issuer bid, and the results of periodic and ongoing evaluation of alternate uses of capital; the amount and timing of emissions reductions, including the impact of lower carbon fuels; the degree and timeliness of support that will be provided by policymakers and other stakeholders for various new technologies such as carbon capture and storage; receipt of regulatory and third-party approvals in a timely manner, especially with respect to large scale emissions reduction projects; availability and performance of third-party service providers, including ExxonMobil global capability centres and other service providers located outside of Canada; Strathcona rail logistics challenges; maintenance and turnaround activity and cost; refinery utilization and product sales; applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels; regulatory reforms and fiscal measures designed to enhance oil sands competitiveness and support production growth; the ability to offset any ongoing or renewed inflationary pressures; capital and environmental expenditures; cash generation, financing sources and capital structure, such as dividends and shareholder returns, including the timing and amounts of share repurchases; and commodity prices, foreign exchange rates and general market conditions, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products, feedstocks and other market factors, economic conditions and seasonal fluctuations and resulting demand, price, differential and margin impacts, including Canadian and foreign government action with respect to supply levels, prices, trade tariffs, trade sanctions or trade controls, disruptions, realignment or breaking of trade alliances or agreements or a broader breakdown in global trade, and disruptions in military alliances or wars; political or regulatory events, including changes in law or government policy, applicable royalty rates, and tax laws; third-party opposition to company and service provider operations, projects and infrastructure; competition from alternative energy sources, other emission reduction technologies, and established competitors in such markets; availability and allocation of capital; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies relating to the company’s lower emissions business activities; failure, delay, reduction, revocation or uncertainty regarding supportive policy and market development for the adoption of emerging lower emission energy technologies and other technologies that support emissions reductions; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; unanticipated technical or operational disruptions or difficulties; project management and schedules and timely completion of projects; the results of research programs and new technologies, including with respect to greenhouse gas emissions, and the ability to bring new technologies to scale on a commercially competitive basis, and the competitiveness of alternative energy and other emission

IMPERIAL OIL LIMITED
reduction technologies; availability and performance of third-party service providers, including ExxonMobil global capability centres and other service providers located outside of Canada; environmental risks inherent in oil and gas exploration and production activities; effectiveness of company risk management programs and emergency response preparedness; operational hazards and risks; cybersecurity incidents including incidents caused by actors employing emerging technologies such as artificial intelligence; currency exchange rates; general economic conditions, including continued or renewed inflation and the occurrence and duration of economic recessions or downturns; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Forward-looking and other statements regarding Imperial's environmental, social and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in the company's filings with securities regulators. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making. Individual projects or opportunities may advance based on a number of factors, including availability of stable and supportive policy, permitting, technological advancement for cost-effective abatement, insights from the company planning process, and alignment with partners and other stakeholders.

In this release all dollar amounts are expressed in Canadian dollars unless otherwise stated. This release should be read in conjunction with Imperial’s most recent Form 10-K. Note that numbers may not add due to rounding.

The term "project" as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

In this release, unless the context otherwise indicates, reference to "the company" or "Imperial" includes Imperial Oil Limited and its subsidiaries.

IMPERIAL OIL LIMITED

	Attachment I

	Third Quarter		Nine Months
millions of Canadian dollars, unless noted	2026	2025	2026	2025

Net income (loss) (U.S. GAAP)
Total revenues and other income	16,205	12,049	44,713	35,798
Total expenses	12,986	11,348	37,402	32,165
Income (loss) before income taxes	3,219	701	7,311	3,633
Income taxes	765	162	1,727	857
Net income (loss)	2,454	539	5,584	2,776

Net income (loss) per common share (dollars)	5.13	1.07	11.59	5.47
Net income (loss) per common share - assuming dilution (dollars)	5.11	1.07	11.55	5.46

Other financial data
Gain (loss) on asset sales, after-tax	(4)	(24)	52	(14)

Total assets at September 30			49,291	42,963

Total debt at September 30			3,984	3,997

Shareholders' equity at September 30			24,467	23,684

Dividends declared on common stock
Total	415	361	1,256	1,094
Per common share (dollars)	0.87	0.72	2.61	2.16

Millions of common shares outstanding
At September 30			472.0	496.9
Average - assuming dilution	480.2	505.1	483.3	508.6

IMPERIAL OIL LIMITED

	Attachment II

	Third Quarter		Nine Months
millions of Canadian dollars	2026	2025	2026	2025

Total cash and cash equivalents at period end	2,893	1,861	2,893	1,861

Operating activities
Net income (loss)	2,454	539	5,584	2,776
Adjustments for non-cash items:
Depreciation and depletion (includes impairments)	500	911	1,531	1,920
(Gain) loss on asset sales	5	22	(59)	11
Deferred income taxes and other	(175)	(200)	(561)	(231)
Changes in operating assets and liabilities	271	198	(30)	17
All other items - net	173	328	223	297
Cash flows from (used in) operating activities	3,228	1,798	6,688	4,790

Investing activities
Additions to property, plant and equipment	(662)	(504)	(1,667)	(1,373)
Proceeds from asset sales	(2)	21	65	34
Additional investments	—	—	—	(4)
Loans to equity companies - net	2	1	20	12
Cash flows from (used in) investing activities	(662)	(482)	(1,582)	(1,331)
Cash flows from (used in) financing activities	(2,512)	(1,841)	(3,355)	(2,577)

IMPERIAL OIL LIMITED

	Attachment III

	Third Quarter		Nine Months
millions of Canadian dollars	2026	2025	2026	2025

Net income (loss) (U.S. GAAP)
Upstream	941	728	2,710	2,123
Downstream	1,555	444	2,953	1,350
Chemical	52	21	141	73
Corporate and other	(94)	(654)	(220)	(770)
Net income (loss)	2,454	539	5,584	2,776

Revenues and other income
Upstream	5,068	4,109	14,587	12,351
Downstream	17,581	13,223	49,341	39,669
Chemical	403	343	1,186	1,071
Eliminations / Corporate and other	(6,847)	(5,626)	(20,401)	(17,293)
Revenues and other income	16,205	12,049	44,713	35,798

Purchases of crude oil and products
Upstream	2,007	1,612	5,896	4,843
Downstream	14,748	11,578	42,746	34,517
Chemical	243	231	746	724
Eliminations / Corporate and other	(6,868)	(5,645)	(20,439)	(17,337)
Purchases of crude oil and products	10,130	7,776	28,949	22,747

Production and manufacturing
Upstream	1,376	1,098	3,832	3,401
Downstream	517	462	1,522	1,385
Chemical	56	58	162	171
Eliminations / Corporate and other	—	7	6	18
Production and manufacturing	1,949	1,625	5,522	4,975

Selling and general
Upstream	—	—	—	—
Downstream	229	169	604	518
Chemical	33	22	74	64
Eliminations / Corporate and other	128	431	253	550
Selling and general	390	622	931	1,132

Capital and exploration expenditures
Upstream	514	353	1,235	972
Downstream	124	114	340	292
Chemical	6	4	37	8
Corporate and other	24	34	65	104
Capital and exploration expenditures	668	505	1,677	1,376
Exploration expenses charged to Upstream income included above	6	1	10	3

IMPERIAL OIL LIMITED

	Attachment IV

Operating statistics	Third Quarter		Nine Months
	2026	2025	2026	2025

Gross crude oil production (thousands of barrels per day)
Kearl	200	224	189	200
Cold Lake	139	150	148	150
Syncrude (a)	70	78	72	76
Conventional	3	5	3	5
Total crude oil production	412	457	412	431

Gross natural gas production (millions of cubic feet per day)	33	28	31	29

Gross oil-equivalent production (b)	418	462	417	436
(thousands of oil-equivalent barrels per day)

Net crude oil production (thousands of barrels per day)
Kearl	184	211	175	188
Cold Lake	96	116	109	120
Syncrude (a)	56	67	60	66
Conventional	2	5	3	4
Total crude oil production	338	399	347	378

Net natural gas production (millions of cubic feet per day)	33	28	31	28

Net oil-equivalent production (b)	344	404	352	383
(thousands of oil-equivalent barrels per day)

Kearl blend sales (thousands of barrels per day)	267	301	261	277
Cold Lake blend sales (thousands of barrels per day)	180	194	194	198

Average realizations (Canadian dollars)
Bitumen (per barrel)	92.16	68.22	85.39	69.68
Synthetic crude oil (per barrel)	124.83	91.12	120.82	92.44
Conventional crude oil (per barrel)	60.84	41.24	67.62	43.20

Refinery throughput (thousands of barrels per day)	381	425	365	400
Refinery capacity utilization (percent)	88	98	84	92

Petroleum product sales (thousands of barrels per day)
Gasolines	229	226	217	222
Heating, diesel and jet fuels	180	169	172	176
Lube oils and other products	44	48	46	48
Heavy fuel oils	21	21	19	20
Net petroleum products sales	474	464	454	466
Petrochemical sales (thousands of tonnes)	155	173	498	524
(a)Syncrude gross and net production included bitumen and other products that were exported to the operator’s facilities.

Gross bitumen and other products production (thousands of barrels per day)	4	—	4	2
Net bitumen and other products production (thousands of barrels per day)	3	—	3	2
(b)Gas converted to oil-equivalent at six million cubic feet per one thousand barrels.

IMPERIAL OIL LIMITED

	Attachment V

		Net income (loss) per
	Net income (loss) (U.S. GAAP)	common share - diluted (a)
	millions of Canadian dollars	Canadian dollars

2022
First Quarter	1,173	1.75
Second Quarter	2,409	3.63
Third Quarter	2,031	3.24
Fourth Quarter	1,727	2.86
Year	7,340	11.44

2023
First Quarter	1,248	2.13
Second Quarter	675	1.15
Third Quarter	1,601	2.76
Fourth Quarter	1,365	2.47
Year	4,889	8.49

2024
First Quarter	1,195	2.23
Second Quarter	1,133	2.11
Third Quarter	1,237	2.33
Fourth Quarter	1,225	2.37
Year	4,790	9.03

2025
First Quarter	1,288	2.52
Second Quarter	949	1.86
Third Quarter	539	1.07
Fourth Quarter	492	1.00
Year	3,268	6.48

2026
First Quarter	940	1.94
Second Quarter	2,190	4.52
Third Quarter	2,454	5.11
Year	5,584	11.55
(a)Computed using the average number of shares outstanding during each period. The sum of the quarters presented may not add to the year total.

IMPERIAL OIL LIMITED
Attachment VI

Non-GAAP financial measures and other specified financial measures
Certain measures included in this document are not prescribed by U.S. Generally Accepted Accounting Principles (GAAP). These measures constitute "non-GAAP financial measures" under Securities and Exchange Commission Regulation G and Item 10(e) of Regulation S-K, and "specified financial measures" under National Instrument 52-112 Non-GAAP and Other Financial Measures Disclosure of the Canadian Securities Administrators.
Reconciliation of these non-GAAP financial measures to the most comparable GAAP measure, and other information required by these regulations, have been provided. Non-GAAP financial measures and specified financial measures are not standardized financial measures under GAAP and do not have a standardized definition. As such, these measures may not be directly comparable to measures presented by other companies, and should not be considered a substitute for GAAP financial measures.
Cash flows from (used in) operating activities excluding working capital
Cash flows from (used in) operating activities excluding working capital is a non-GAAP financial measure that is the total cash flows from operating activities less the changes in operating assets and liabilities in the period. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. Management believes it is useful for investors to consider these numbers in comparing the underlying performance of the company’s business across periods when there are significant period-to-period differences in the amount of changes in working capital. Changes in working capital is equal to “Changes in operating assets and liabilities” as disclosed in the company’s Consolidated statement of cash flows and in Attachment II of this document. This measure assesses the cash flows at an operating level, and as such, does not include proceeds from asset sales as defined in Cash flows from operating activities and asset sales in the Frequently Used Terms section of the company’s annual Form 10-K.
Reconciliation of cash flows from (used in) operating activities excluding working capital

	Third Quarter		Nine Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	3,228	1,798	6,688	4,790

Less changes in working capital
Changes in operating assets and liabilities	271	198	(30)	17
Cash flows from (used in) operating activities excl. working capital (a)	2,957	1,600	6,718	4,773
(a)Third quarter of 2025 results include a $149 million unfavourable impact associated with the short-term component of the restructuring charge included in the identified items.

IMPERIAL OIL LIMITED
Free cash flow
Free cash flow is a non-GAAP financial measure that is cash flows from operating activities less additions to property, plant and equipment and equity company investments plus proceeds from asset sales. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. This measure is used to evaluate cash available for financing activities (including but not limited to dividends and share purchases) after investment in the business.
Reconciliation of free cash flow

	Third Quarter		Nine Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	3,228	1,798	6,688	4,790

Cash flows from (used in) investing activities
Additions to property, plant and equipment	(662)	(504)	(1,667)	(1,373)
Proceeds from asset sales	(2)	21	65	34
Additional investments	—	—	—	(4)
Loans to equity companies - net	2	1	20	12
Free cash flow	2,566	1,316	5,106	3,459

IMPERIAL OIL LIMITED
Net income (loss) excluding identified items
Net income (loss) excluding identified items is a non-GAAP financial measure that is total net income (loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $100 million in a given quarter. Net income (loss) excluding identified items per common share is a non-GAAP ratio which is calculated by dividing Net income (loss) excluding identified items by the weighted-average number of common shares outstanding, assuming dilution. The net income (loss) impact of an identified item for an individual segment in a given quarter may be less than $100 million when the item impacts several periods or several segments. Net income (loss) excluding identified items does include non-operational earnings events or impacts that are generally below the $100 million threshold utilized for identified items. The most directly comparable financial measure that is disclosed in the financial statements is "Net income (loss)" within the company’s Consolidated statement of income. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The company believes this view provides investors increased transparency into business results and trends, and provides investors with a view of the business as seen through the eyes of management. Net income (loss) excluding identified items is not meant to be viewed in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. All identified items are presented on an after-tax basis.
Reconciliation of net income (loss) excluding identified items

	Third Quarter		Nine Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of income
Net income (loss) (U.S. GAAP)	2,454	539	5,584	2,776

Less identified items included in Net income (loss)
Impairments	—	(306)	—	(306)
Restructuring charges	—	(249)	—	(249)
Subtotal of identified items	—	(555)	—	(555)

Net income (loss) excluding identified items	2,454	1,094	5,584	3,331

Reconciliation of net income (loss) excluding identified items per common share, assuming dilution

	Third Quarter		Nine Months
Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of income
Net income (loss) per common share, assuming dilution	5.11	1.07	11.55	5.46

Less identified items included in Net income (loss) per common share, assuming dilution
Impairments	—	(0.61)	—	(0.60)
Restructuring charges	—	(0.49)	—	(0.49)
Subtotal of identified items per common share, assuming dilution	—	(1.10)	—	(1.09)

Net income (loss) excluding identified items per common share, assuming dilution	5.11	2.17	11.55	6.55

IMPERIAL OIL LIMITED
Cash operating costs (cash costs)
Cash operating costs is a non-GAAP financial measure that consists of total expenses, less purchases of crude oil and products, federal excise taxes and fuel charge, financing, and costs that are non-cash in nature, including depreciation and depletion, and non-service pension and postretirement benefit. The components of cash operating costs include "Production and manufacturing", "Selling and general" and "Exploration" from the company’s Consolidated statement of income, and as disclosed in Attachment III of this document. The sum of these income statement lines serves as an indication of cash operating costs and does not reflect the total cash expenditures of the company. The most directly comparable financial measure that is disclosed in the financial statements is "Total expenses" within the company’s Consolidated statement of income. This measure is useful for investors to understand the company’s efforts to optimize cash through disciplined expense management.
Reconciliation of cash operating costs

	Third Quarter		Nine Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of income
Total expenses	12,986	11,348	37,402	32,165
Less:
Purchases of crude oil and products	10,130	7,776	28,949	22,747
Federal excise taxes and fuel charge	—	380	418	1,344
Depreciation and depletion (includes impairments)	500	911	1,531	1,920
Non-service pension and postretirement benefit	(2)	25	3	36
Financing	13	8	38	8
Cash operating costs	2,345	2,248	6,463	6,110
Components of cash operating costs

	Third Quarter		Nine Months
millions of Canadian dollars	2026	2025	2026	2025
From Imperial's Consolidated statement of income
Production and manufacturing	1,949	1,625	5,522	4,975
Selling and general	390	622	931	1,132
Exploration	6	1	10	3
Cash operating costs	2,345	2,248	6,463	6,110
Segment contributions to total cash operating costs

	Third Quarter		Nine Months
millions of Canadian dollars	2026	2025	2026	2025
Upstream	1,382	1,099	3,842	3,404
Downstream	746	631	2,126	1,903
Chemical	89	80	236	235
Eliminations / Corporate and other	128	438	259	568
Cash operating costs	2,345	2,248	6,463	6,110

IMPERIAL OIL LIMITED
Unit cash operating costs (unit cash costs)
Unit cash operating costs is a non-GAAP ratio. Unit cash operating costs (unit cash costs) is calculated by dividing cash operating costs by total gross oil-equivalent production, and is calculated for the Upstream segment, as well as the major Upstream assets. Cash operating costs is a non-GAAP financial measure and is disclosed and reconciled above. This measure is useful for investors to understand the expense management efforts of the company’s major assets as a component of the overall Upstream segment. Unit cash operating cost, as used by management, does not directly align with the definition of "Average unit production cost" as set out by the U.S. Securities and Exchange Commission (SEC), and disclosed in the company’s SEC Form 10-K.
Components of unit cash operating costs

	Third Quarter
	2026				2025
millions of Canadian dollars	Upstream (a)	Kearl	Cold Lake	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	1,376	570	278	456	1,098	427	253	369
Selling and general	—	—	—	—	—	—	—	—
Exploration	6	—	—	—	1	—	—	—
Cash operating costs	1,382	570	278	456	1,099	427	253	369

Gross oil-equivalent production	418	200	139	70	462	224	150	78
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	35.94	30.98	21.74	70.81	25.86	20.72	18.33	51.42
USD converted at the quarterly average forex 2026 US$0.71; 2025 US$0.73	25.52	22.00	15.44	50.28	18.88	15.13	13.38	37.54
Components of unit cash operating costs

	Nine Months
	2026				2025
millions of Canadian dollars	Upstream (a)	Kearl	Cold Lake	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	3,832	1,551	847	1,253	3,401	1,376	810	1,051
Selling and general	—	—	—	—	—	—	—	—
Exploration	10	—	—	—	3	—	—	—
Cash operating costs	3,842	1,551	847	1,253	3,404	1,376	810	1,051

Gross oil-equivalent production	417	189	148	72	436	200	150	76
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	33.75	30.06	20.96	63.75	28.60	25.20	19.78	50.66
USD converted at the YTD average forex 2026 US$0.72; 2025 US$0.71	24.30	21.64	15.09	45.90	20.31	17.89	14.04	35.97
(a)Upstream includes Imperial's share of Kearl, Cold Lake, Syncrude and other.